Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Appiphany Technologies Holdings Corp.

We consent to the use of our report dated June 9, 2010 with respect to the financial statements of Appiphany Technologies Holdings Corp. as of and for the year ended April 30, 2010, and to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1/A filed by Appiphany Technologies Holdings Corp. dated November 3, 2010.

 /s/ M&K CPAS, PLLC

Houston, Texas

November 3, 2010